GS MORTGAGE SECURITIES CORP., DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5F

CLASS [   ] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE, IN ITS CAPACITY AS CUSTODIAN FOR DTC (IN SUCH CAPACITY, THE “CUSTODIAN”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS.]

[THIS CLASS [   ] CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL.]

[THIS CLASS [   ] CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.]

THIS CLASS [   ] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS [   ] CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE CUSTODIAN.

GS MORTGAGE SECURITIES CORP., DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5F

CLASS [   ] CERTIFICATE

APPROXIMATE AGGREGATE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE CLASS [ ] CERTIFICATES AS OF THE CLOSING DATE: $[ ] []	APPROXIMATE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS OF THE CLOSING DATE: $[ ] []

INITIAL CERTIFICATE RATE PER ANNUM: [ ]% [] [VARIABLE]	PERCENTAGE INTEREST: [ ]%

MINIMUM DENOMINATION:	$[ ] AND $1 IN EXCESS OF $[ ]

DATE OF THE TRUST AGREEMENT: AS OF MAY 1, 2005	APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE OF THE MORTGAGE LOANS HELD BY THE TRUST: $[ ]

CLOSING DATE: MAY 26, 2005

SERVICERS:

AURORA LOAN SERVICES LLC,

COUNTRYWIDE HOME LOANS SERVICING LP, GMAC MORTGAGE CORPORATION, INDYMAC BANK, F.S.B., JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NATIONAL CITY MORTGAGE CO., PHH MORTGAGE CORPORATION, SUNTRUST MORTGAGE, INC., WELLS FARGO BANK, N.A.

FIRST DISTRIBUTION DATE: JUNE 27, 2005

FINAL SCHEDULED DISTRIBUTION DATE: [ ]	TRUSTEE: WACHOVIA BANK, NATIONAL ASSOCIATION

CUSTODIAN: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

NO. 1	CUSIP NO.: [ ]

[(1)

This Certificate is an interest-only certificate and is not entitled to payments of principal.]

GS MORTGAGE SECURITIES CORP., DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5F

CLASS [   ] CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund consisting of the entire beneficial ownership of a pool of certain fixed-rate, one- to four-family, first lien Mortgage Loans formed and sold by

GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES.

THIS CERTIFIES THAT:

CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class [   ] Certificates (the “Class [   ] Certificates”) issued pursuant to a master servicing and trust agreement, dated as specified above (the “Trust Agreement”), among GS Mortgage Securities Corp., as Depositor (hereinafter the “Depositor,” which term includes any successor entity under the Trust Agreement), JPMorgan Chase Bank, National Association, as custodian, securities administrator and master servicer (in such capacities, the “Custodian,” the “Securities Administrator” and the “Master Servicer,” respectively), and Wachovia Bank, National Association, as Trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  The Trust Fund consists primarily of a pool of Mortgage Loans.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in (i) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee, Aurora Loan Services LLC, and as acknowledged by the Master Servicer (the “Aurora Trustee AAR”), (ii) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee, Countrywide Home Loans Servicing LP and Countrywide Home Loans, Inc., and as acknowledged by the Master Servicer (the “Countrywide Trustee AAR”), (iii) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee, GMAC Mortgage Corporation, and as acknowledged by the Master Servicer (the “GMAC Trustee AAR”), (iv) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee, IndyMac Bank, F.S.B., and as acknowledged by the Master Servicer (the “IndyMac Trustee AAR”), (v) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee and JPMorgan Chase Bank, National Association, and as acknowledged by the Master Servicer (the “JPMorgan Chase Trustee AAR”), (vi) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee and National City Mortgage Co., and as acknowledged by the Master Servicer (the “National City Trustee AAR,”), (vii) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee and PHH Mortgage Corporation, and as acknowledged by the Master Servicer (the “PHH Trustee AAR”),  (viii) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee and SunTrust Mortgage, Inc., and as acknowledged by the Master Servicer (the “SunTrust Trustee AAR”), (ix) the Assignment, Assumption and Recognition Agreement dated as of May 1, 2005, by and among the Depositor, the Trustee and Wells Fargo Bank, N.A., and as acknowledged by the Master Servicer (the “Wells Fargo Trustee AAR”, and together with the Aurora Trustee AAR, the Countrywide Trustee AAR, GMAC Trustee AAR, IndyMac Trustee AAR, JPMorgan Chase Trustee AAR, National City Trustee AAR, PHH Trustee AAR, SunTrust Trustee AAR, the “Assignment Agreements”), and (x) the related documents assigned pursuant thereto to which the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Certificateholder is bound.

Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in June 2005 (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the related Interest Accrual Period (the “Record Date”).  The “Interest Accrual Period” for any Distribution Date is the immediately preceding calendar month.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

[Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in June 2005 (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the related Interest Accrual Period (the “Record Date”).  The “Interest Accrual Period” for any Distribution Date the period from and including the 25 day of the immediately preceding month to and including the 24 day of the current month.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

[Distributions of interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in June 2005 (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the related Interest Accrual Period (the “Record Date”).  The “Interest Accrual Period” for any Distribution Date is the immediately preceding calendar month.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

[Distributions of interest on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in June 2005 (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the related Interest Accrual Period (the “Record Date”).  The “Interest Accrual Period” for any Distribution Date is the period from and including the 25 day of the immediately preceding month to and including the 24 day of the current month.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

[Distributions of principal of this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in June 2005 (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the related Interest Accrual Period (the “Record Date”).  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.]

Principal of and interest on this Certificate will be paid in accordance with the terms of the Trust Agreement, the Assignment Agreements and the related documents assigned pursuant thereto.  Principal and interest allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate’s Percentage Interest of the Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

[This Certificate will not be entitled to any distribution of principal.  Distributions of interest on this Certificate will be paid in accordance with the terms of the Trust Agreement, the Assignment Agreements and the related documents assigned pursuant thereto.  Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s Percentage Interest of the Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.]

[Principal of this Certificate will be paid in accordance with the terms of the Trust Agreement, the Assignment Agreements and the related documents assigned pursuant thereto.  Principal allocated to this Certificate on any Distribution Date will be an amount equal to this Certificate’s Percentage Interest of the Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.]

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2005-5F (herein called the “Certificates”), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate Certificate Balance of all the Class [   ] Certificates.  The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement.  To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the other Classes of Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any.  All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement.  As provided in the Trust Agreement, withdrawals from the Collection Account, the Certificate Account, the Master Servicing Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust Fund.

All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement.  Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administator in writing by the Record Date immediately prior to such Distribution Date and such Certificateholders is the registered owner of Regular Certificates with an initial Certificate Balance of at least $1,000,000.  The Securities Administator may charge the Certificateholder a fee for any payment made by wire transfer.  Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

[The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Custodian and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 66% of the Voting Rights.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.]

The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement.  As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.

[The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement.  As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Securities Administrator or such other offices or agencies appointed by the Securities Administrator for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Balance will be issued to the designated transferee or transferees.]

As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination.  No service charge will be made for any such registration of transfer or exchange, but the Custodian may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Securities Administrator, the Master Servicer, the Servicers, the Trustee, the Custodian and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Servicers, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Custodian, the Servicers, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Account and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the purchase of all the assets of the Trust Fund by the Servicer specified in the Trust Agreement, when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 1% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.  Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Scurities Administrator,  which will be specified in the notice of termination.

Any such purchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such mortgage loans through the Due Date preceding the date of repurchase and (ii) the fair market value of all other property in the Trust Fund.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust Fund.

Capitalized terms used herein and not defined herein shall have the meaning given them in the Trust Agreement.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May        , 2005

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

By:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Certificate Registrar

By:

AUTHORIZED SIGNATORY

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT MIN ACT – Custodian (Cust) (Minor)
TEN ENT -as tenants by the entireties
JT T EN- as joint tenants with rights of survivorship and not as Tenants in Common	Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                                     (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange for another national Certificates exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to                                                   , for the account of                                         , account number                                         , or if mailed by check to                                                                  . Applicable reports and statements should be mailed to                                                             . This information is provided by                                                                  , the assignee named above, or                             , as agent.